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                                                                     Exhibit 8.1



                               [WSGR Letterhead]


                               February 16, 1999


Netscape Communications Corporation
501 East Middlefield Road
Mountain View, California 94043


Ladies and Gentlemen:

         This opinion is being delivered to you in connection with the Form S-4 Registration Statement filed with the Securities and Exchange Commission (which contains a prospectus and proxy statement) (the "Registration Statement") filed pursuant to the Agreement and Plan of Merger (the "Reorganization Agreement"), dated as of November 23, 1998, by and among America Online, Inc., a Delaware corporation ("AOL"), Apollo Acquisition Corp., a Delaware corporation and a newly-formed, wholly-owned direct subsidiary of AOL ("Merger Sub"), and Netscape Communications Corporation, a Delaware corporation ("Netscape").

         Except as otherwise provided, capitalized terms used but not defined herein shall have the meanings set forth in the Reorganization Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

         We have acted as counsel to Netscape in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined, and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all exhibits and schedules attached thereto):

         1.       The Reorganization Agreement;

         2.       The Registration Statement;

         3. Those certain tax representation letters delivered to us by AOL, Merger Sub and Netscape containing certain representations of AOL, Merger Sub and Netscape (the "Tax Representation Letters"); and

         4. Such other instruments and documents related to the formation, organization and operation of AOL, Merger Sub and Netscape and related to the consummation of the Merger and the other transactions contemplated by the Reorganization Agreement as we have deemed necessary or appropriate.

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Netscape Communications Corporation
February 16, 1999
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         In connection with rendering this opinion, we have assumed (without any independent investigation or review thereof) that:

         a. Original documents submitted to us (including signatures thereto) are authentic, documents submitted to us as copies conform to the original documents, and that all such documents have been (or will be by the Effective Time) duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof;

         b. All representations, warranties and statements made or agreed to by AOL, Merger Sub and Netscape, their managements, employees, officers, directors and stockholders in connection with the Merger, including, but not limited to, those set forth in the Reorganization Agreement (including the exhibits thereto) and the Tax Representation Letters are true and accurate at all relevant times;

         c. All covenants contained in the Reorganization Agreement (including exhibits thereto) and the Tax Representation Letters are performed without waiver or breach of any material provision thereof;

         d. The Merger will be reported by AOL and Netscape on their respective federal income tax returns in a manner consistent with the opinion set forth below; and

         e. Any representation or statement made "to the best of knowledge" or similarly qualified is correct without such qualification.

         Based on our examination of the foregoing items and subject to the limitations, qualifications, assumptions and caveats set forth herein, we are of the opinion that, if the Merger is consummated in accordance with the Reorganization Agreement (and without any waiver, breach or amendment of any of the provisions thereof) and the statements set forth in the Tax Representation Letters are true and correct as of the Effective Time, then the discussion entitled "Material United States Federal Income Tax Consequences of the Merger" contained in the Registration Statement, insofar as it relates to statements of law and legal conclusions, is correct in all material respects.

         This opinion is being delivered solely in connection with the Registration Statement. It is intended for the benefit of Netscape and may not be relied upon or utilized for any other purpose or by any other person and may not be made available to any other person without our prior written consent. We hereby consent to the reference to our firm under the caption "Material

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Netscape Communications Corporation
February 16, 1999
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United States Federal Income Tax Consequences of the Merger" in the Registration
Statement and to the filing of this opinion as an exhibit to the Registration Statement.

                                           Very truly yours,

                                           /s/ WILSON SONSINI GOODRICH & ROSATI
                                               Professional Corporation